As filed with the Securities and Exchange Commission on January 3, 2001

                                                        Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                            -------------------------


                           THE PLASTIC SURGERY COMPANY
             (Exact name of registrant as specified in its charter)

        Georgia                                              58-2317410
(State or other jurisdiction of                             (IRS Employer
 incorporation or organization)                          Identification No.)


                       509 E. Montecito Street, 2nd Floor
                         Santa Barbara, California 93103
                                 (805) 963-0400
                    (Address of principal executive offices)

                            -------------------------

                         1998 Employee Stock Option Plan
                      1999 Non-Employee Director Stock Plan
            The Plastic Surgery Company 2000 Stock Compensation Plan
                            (Full title of the plans)

                                Dennis E. Condon
                             Chief Executive Officer
                       509 E. Montecito Street, 2nd Floor
                         Santa Barbara, California 93103
                                 (805) 963-0400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -------------------------

                                   Copies to:
                              Joseph E. Nida, Esq.
                              Vanita J. Tyler, Esq.
                               Nida & Maloney, LLP
                               800 Anacapa Street
                         Santa Barbara, California 93101
                                 (805) 568-1151

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

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
                                                                 Proposed Maximum
               Title of Each Class of                               Aggregate        Proposed Maximum        Amount
                  Securities to be             Amount to be       Offering Price        Aggregate              Of
                     Registered               Registered (1)       per share (2)      Offering Price    Registration Fee
===========================================================================================================================
             Common Stock, no par value          2,120,000            $1.81             $3,837,200            $960
===========================================================================================================================

(1) Estimated pursuant to Rule 457(c), based on the average of the high and low sale prices of the common stock on January 14, 2000, as reported on the American Stock Exchange solely for the purpose of calculating the registration fee.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act, based on the average of the high and low sales prices of the common stock as reported on the American Stock Exchange on December 29, 2000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Information of Documents by Reference.

     The following documents that have been filed by The Plastic Surgery Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (1) The Annual Report on Form 10-K (File No. 001-15431) for the fiscal year ended December 31, 1999 filed with the Commission on March 30, 2000;

     (2) The Quarterly Report on Form 10-Q for the period ended March 31, 2000 filed with the Commission on May 11, 2000;

     (3) The Quarterly Report on Form 10-Q for the period ended June 30, 2000 filed with the Commission on August 14, 2000;

     (4) The Quarterly Report on Form 10-Q for the period ended September 30, 2000 filed with the Commission on November 13, 2000; and

     (5) The Current Report on Form 8-K dated November 18, 2000 filed with the Commission on January 2, 2000.

Item 4.  Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The  Georgia  Business   Corporation  Code  permits  a  corporation  to
eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director: (A) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the Federal securities laws).

         Pursuant to The Plastic Surgery Company's Amended and Restated Articles of Incorporation and Bylaws, officers and directors shall be indemnified by The Plastic Surgery Company to the fullest extent allowed under Georgia law for claims brought against them in their capacities as officers and directors. Indemnification is not allowed if the officer or director does not act in good faith and in a manner reasonably believed to be in the best interests of the company, or if the officer or director had no reasonable cause to believe his conduct was lawful. Accordingly, indemnification may occur for liabilities arising under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of The Plastic Surgery Company pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         We have purchased insurance on behalf of our directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors and officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under federal and state securities laws.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index on page 6.

Item 9.   Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities of that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Barbara, State of California on January 3, 2001.

                                      THE PLASTIC SURGERY COMPANY


                                      By: /s/ Dennis E. Condon
                                         ---------------------------------
                                         President, Chief Executive Officer
                                         and Director

Dated:  January 3, 2001

                               POWERS OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis E. Condon, President, Chief Executive Officer and Director, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                        Title                               Date
                  ---------                                        -----                               ----
                                                  President, Chief Executive Officer and          January 3, 2001
/s/ Dennis E. Condon                              Director (Principal Executive Officer)
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Dennis E. Condon
                                                    Chief Financial Officer (Principal            January 3, 2001
/s/ Gunnar Sundstorm                                        Accounting Officer)
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Gunnar Sundstrom

/s/ Jonathan E. Wilfong                                    Chairman of the Board                  January 3, 2001
----------------------------------------------
Jonathan E. Wilfong

/s/ Robert Ersek, M.D.                                           Director                        December 21, 2000
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Robert Ersek, M.D.

/s/ John Schantz, M.D.                                           Director                         January 3, 2001
----------------------------------------------
John Schantz, M.D.
                                                                 Director                         January___, 2001
----------------------------------------------
W. Grant Stevens, M.D.

/s/ William Armiger, M.D.                                        Director                        December 21, 2000
----------------------------------------------
William Armiger, M.D.


                                  Exhibit Index

Exhibit
Number            Description

5.1               Opinion of Nida & Maloney, LLP.

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of Nida & Maloney, LLP (included in Exhibit 5.1)

24.1              Powers of Attorney (included on the signature page)